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                       MORGAN GRENFELL INVESTMENT TRUST
                           TRANSFER AGENCY AGREEMENT


                                  Appendix A
                          As revised October 27, 2000

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Series
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International Select Equity
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European Equity
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International Small Cap Equity
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Emerging Markets Equity
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Global Fixed Income
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International Fixed Income
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Emerging Markets Debt
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Fixed Income
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Short-Term Fixed Income
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Municipal Bond
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Short-Term Municipal Bond
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High Yield Bond
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Smaller Companies
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Micro Cap
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Total Return Bond
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